Securities and Exchange Commission Washington, DC 20549

___________________________________________ FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 ___________________________________________
Date of report January 5, 2001

SUCCESS BANCSHARES, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-23235 (Commission File Number)	36-3497664 (IRS Employer Identification No.)

100 Tri-State International, Suite 300 Lincolnshire, Illinois (Address of Principal Executive Offices)	60069-1499 (Zip Code)

847/279-9000 (Registrant's telephone number, including area code)

ITEM 5.	OTHER EVENTS.

On January 5, 2001, Success Bancshares, Inc., the holding company for Success National Bank, announced that it recorded fourth quarter 2000 charges of $1.4 million, or approximately $0.34 per diluted common share, relating to the previously announced closures of three branch offices and the disposition of one unopened branch site under lease. Attached as Exhibit 99.1 is a copy of the press release relating to this charge, which is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
	(a)	Financial statements of business acquired.
Not applicable.
	(b)	Pro forma financial information.
Not applicable.
	(c)	Exhibits.
		99.1	Press Release, issued on January 5, 2001, of Success Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Success Bancshares, Inc.

Date:	January 12, 2001	By:	lsl Kurt C. Felde________________
			Name:	Kurt C. Felde
			Title:	Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, issued on January 5, 2001, of Success Bancshares, Inc.